UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2026

TARGET HOSPITALITY CORP.

(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

9320 LAKESIDE BLVD., SUITE 300

THE WOODLANDS, Texas 77381

(Address of principal executive offices, including zip code)

(832) 709-2563

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2026, the board of directors (the “Board”) of Target Hospitality Corp. (the “Company”) appointed Cyril J. Hahamski as Chief Accounting Officer of the Company, effective on January 12, 2026. Effective on the same day, Jason P. Vlacich, Chief Financial Officer and Chief Accounting Officer of the Company, ceased serving as the Chief Accounting Officer but will continue to serve as the Chief Financial Officer of the Company.

Mr. Hahamski, 51, has over 25 years of experience in financial controllership, treasury, system implementations, public accounting, and finance across multiple industries. From 2022 to 2025, Mr. Hahamski served as Vice President of Accounting and Finance at Anew Climate, LLC, a global leader in environmental finance and a portfolio company of TPG, Inc., where he oversaw the company’s global accounting function and led international accounting expansion, consolidation, system integration, treasury operations, and public-company readiness initiatives. From 2019 to 2021, Mr. Hahamski was the Global Group Controller at ALS Limited, a global leader in Testing, Inspection and Certification (TIC) industrial services, where he oversaw the implementation of a global cloud enterprise financial platform and led the accounting, financial reporting, billing and collections, procurement, accounts payable, payroll, employee benefits, and treasury functions. From 2009 to 2018, Mr. Hahamski was the Assistant Controller and Chief FERC Compliance Officer and, prior to that, Division Controller, at Buckeye Partners, L.P., a public oil and gas midstream master limited partnership, where he oversaw SEC financial reporting, management reporting and analysis, accounting, compliance with the Sarbanes-Oxley Act of 2002, mergers and acquisitions financial due diligence and integration, several system implementations, and compliance with the regulations of the Federal Energy Regulatory Commission (FERC). Mr. Hahamski began his career at PricewaterhouseCoopers LLP, where he worked from 1998 to 2007, progressing from intern to manager in the Assurance and Business Advisory Services practice. He managed integrated audits of financial statements for public and private companies, and performed internal control attestations pursuant to Section 404 of the Sarbanes-Oxley Act. His work included SEC reporting support, technical accounting research, and advisory services related to mergers and acquisitions. Mr. Hahamski holds an MBA degree in Corporate Accounting and Finance from the University of Rochester Simon School of Business, a Bachelor of Business Administration (BBA) in Accounting and Finance from Angelo State University, and a Certified Public Accountant (CPA) designation.

In connection with his appointment, Mr. Hahamski entered into an employment agreement with the Company, dated January 12, 2026 (the “Hahamski Agreement”), as approved by the Board and the Compensation Committee of the Board (the “Compensation Committee”) on January 12, 2026. The Hahamski Agreement provides for an initial employment term from January 12, 2026 through December 31, 2027, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days prior to the expiration of the applicable term. The Hahamski Agreement provides for an annual base salary of $300,000, which Mr. Hahamski may elect to receive in whole in the form of restricted stock units (“RSUs”) in respect of the Company’s common shares, with the number of RSUs determined by dividing Mr. Hahamski’s annual base salary by the then fair market value per common share and with any such RSUs vesting in equal monthly installments during the calendar year for which the election is in effect. The Hahamski Agreement also provides for an annual cash performance bonus target of 50% of annual base salary, a long term incentive annual equity award opportunity with a target grant value of $150,000, and a one-time sign-on bonus of $75,000, to be paid in two equal installments on the 6- and 12-month anniversaries of January 12, 2026. The Hahamski Agreement also includes a 12-month non-competition and non-solicitation provision.

If Mr. Hahamski’s employment is terminated by the Company other than for Cause or he resigns for Good Reason (as each term is defined in the Hahamski Agreement), Mr. Hahamski will be entitled to receive, for the 12-month period following his separation of employment: (i) a prorated portion of his annual bonus based on actual performance, (ii) cash severance equal to the sum of his annual base salary and his target annual bonus for the year of termination, (iii) COBRA continuation coverage, and (iv) continued vesting of time-based equity awards. In the event of a Change in Control (as such term is defined in the Hahamski Agreement), if Mr. Hahamski is terminated other than for Cause or he resigns for Good Reason within 12 months following a Change in Control, he will be entitled to receive: (i) a prorated portion of his annual bonus based on actual performance, (ii) a lump sum cash payment of 200% of his annual base salary and his target annual bonus, (iii) a lump sum cash payment of the cost of COBRA continuation coverage for 18 months, and (iv) immediate vesting of any unvested time-based equity awards.

The foregoing description of the Hahamski Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hahamski Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

There are no family relationships between Mr. Hahamski and any director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Hahamski has, or will have, an interest that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Hahamski’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company and Mr. Vlacich entered into an amendment to his employment agreement on January 12, 2026 that adjusts his title to account for the removal of his role as Chief Accounting Officer. The amendment was approved by the Board and the Compensation Committee on January 12, 2026. A copy of the amendment will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description
10.1	Employment Agreement of Cyril J. Hahamski
99.1	Press Release dated January 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: January 13, 2026		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary